Exhibit 10.2

3DX/ ndus t? ies EXECUTIVE EMPLoYMENT AGREEMENT Nicholas Coriano This Employment Agreement ("Agreement") is dated March 31 , 2021 between 3 DX Industries, Inc . , incorporated under the laws of the state of Nevada and having its principal place of business at 6920 Salashan Pkwy D - 101 , Ferndale, WA 98248 (the "Company") ; and Nicholas Coriano, an individual, with an address of 74 Seaver Circle in the City of Bridgeport, CT 06606 (the "Executive") . The Company and Executive are sometimes referred to herein individually as a "Party" and collectively as the "Parties . " WITNESSETII: WHEREAS, the Company desires that Executive be employed by the Company, and render services to the Company, and Executive is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein in consideration for, among other things, the Company's agreement to provide Executive with Confidential Information pursuant to the terms of this Agreement, and Executive's receipt of Confidential Information pursuant to a relationship of trust and confidence and under conditions of confidentiality and non - use and non - disclosure . WHEREAS, the Parties mutually agree that this Agreement shall be effective as of March 31, 2021 (the "Effective Date") . AGREEMENT: NOW, TIIEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows : 1. EMPLOYMENT . Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Executive and Executive agrees to be employed by the Company, for the period set forth in paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the seivices described in paragraph 3 hereof . 2. TERM . Executive's employment under this Agreement shall commence as of the Effective Date hereof and shall continue for a period of five (5) years unless earlier terminated within the sole discretion of the Chief Executive Officer of the Company (the "Employment Term") . 3. DUTIES. (a) Executive shall seive as the Vice President of Operations - East Coast Division ("VPOEC") of the Company, reporting directly to the Chief Executive Officer of the Company (the "CEO") . Executive shall be responsible for the business development, sales, and marketing for the Company (the "Services") as outlined in the attached Schedule "A" Services . (b) Executive shall perform all duties and services incident to the positions held by him as outlined in Schedule A . The Company retains the right to change Executive's title, duties, and reporting relationships as may be determined to be in the best interests of the Company ; provided, however, that any such change in Executive's duties shall be consistent with Executive's training, experience, and qualifications .

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(c) Executive agrees to abide by all bylaws and policies of the Company promulgated from time to time by the Company as well as all laws, statutes and regulations . 4. BEST EFFORTS . Executive agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position . 5. COMPENSATION . The Company will pay Executive the following compensation for his services under this Agreement : (a) Si&ning Bonus . As consideration for entering into this Agreement, the Company shall issue to the Executive 1 , 650 , 000 restricted common shares of 3 DX Industries, Inc . Stock symbol DDDX . The common shares of the Company issued as signing bonus shall bear the appropriate restrictive legend in conformity with all applicable federal and state laws and regulations and shall be dated as of the Effective Date . (b) Continuity Compensation . After a period of not more than 90 days from the date of this agreement, provided both parties wish to continue with the terms of this agreement as set forth herein, the Company shall issue to Executive as Continuity Compensation, the additional number of shares required to bring the Executives share position to total 5 % of the then issued and outstanding shares of the company, including shares issued in clause Sa . The common shares of the Company issued shall bear the appropriate restrictive legend in conformity with all applicable federal and state laws and regulations and shall be dated as of the Effective Date . (c) Uplist Bonus . At the time of uplist to a major North American Stock Exchange such as NASDAQ or the NYSE, the Company hereby agrees to issue to Executive an additional number of common shares to ensure Executive has a total of 5 % of the issued and outstanding shares of the Company the day prior to up listing, less any shares previously issued under the terms of this agreement . (d) f . crformance Bonus . Executive shall be entitled to be paid a bonus at a time and in an amount as determined by the Board of Directors in its sole discretion . (e) Incentive Plan . Executive shall also be eligible to participate in the Company's incentive plan for executives, if applicable . The criteria for determining the amount of the bonus, and the conditions that must be satisfied to entitle Executive to receive the bonus for any year during the term of this Agreement shall be determined by the Board or its Compensation Committee . 6. EXECUTIVE BENEFITS. (a) Benefits . During the Employment Tenn, Executive shall be entitled to participate in such group term insurance, disability insurance, health and medical insurance benefits, life insurance and retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company at the option of the Executive . 7. EXPENSES . Executive shall be reimbursed for approved business expenses incurred by Executive which are reasonable and necessary for Executive to perform his duties under this Agreement in accordance with policies established from time to time by the Company . Approval must be attained from the CEO to qualify for reimbursement . B. TERMINATION OF EMPLOYMENT. (a) Termination With Cause By Company . The Company may terminate this Agreement at any time during the Employment Period for "Cause" upon written notice to Executive, upon which termination shall be effective immediately . For purposes of this Agreement, "Cause" means the following : i. Felony theft or embezzlement from the Company; or

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ii. The conviction for any major felony involving moral turpitude that reflects adversely upon the standing of the Company in the community. (b) Tennination Without Cause Qy Company . The Company may terminate this Agreement at any time during the Employment Period without "Cause" upon 15 days written notice to Executive . (c) Termination By Executive . Executive may terminate this Agreement at any time by providing the Company 15 days' written notice, with or without "Good Reason . " (d) Compensation upon Termination . In the event that the Company terminates the Executive's employment hereunder due to a Termination for Cause or the Executive voluntarily terminates employment with the Company for any reason, the Executive shall not be entitled to unissued compensation or benefits owing to Executive through the day on which Executive is terminated . Except as otherwise contemplated by this Agreement, Executive will not be entitled to any other compensation upon termination of this Agreement . (e) Non Solicitation . It is further acknowledged and agreed that during employment and for a period of 24 months following any potential termination of the Executive's employment with 3 DX Industries, Inc . for any reason the Executive shall not solicit business from current clients or clients who have retained 3 DX Industries, Inc . 9. DISCLOSURE OF TRADE SECRETS AND 01HER PROPRIETARY INFORMATION. (a) Executive acknowledges that he is prohibited from disclosing any confidential information about the Company, including but not limited trade secrets, formulas, and financial information, to any party who is not a director, officer or authorized agent of the Company or its subsidiaries and affiliates . The Company will provide Executive with valuable confidential information belonging to the Company or its subsidiaries or its affiliates above and beyond any confidential information previously received by Executive and will associate Executive with the goodwill of the Company or its subsidiaries or its affiliates above and beyond any prior association of Executive with that goodwill . In return, Executive promises never to disclose or misuse such confidential information and never to misuse such goodwill . (b) Executive will not, during the Employment Term and for a period of 24 months following the termination of this agreement, directly or indirectly, act as an Executive, employer, consultant, agent, principal, partner, manager, officer, director, or in any other individual or representative capacity, engage in or participate in any other business that is competitive with the Company's business without the prior written consent of the CEO . (c) Executive will not, during the Employment Term and for a period of 24 months following the termination of this agreement, directly or indirectly, work in the United States as an employee, employer, consultant, agent, principal, partner, manager, officer, director, or in any other individual or representative capacity for any person or entity who is competitive with the business of the Company without the prior written consent of the CEO . (d) Executive will not, during the Employment Term, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment or hire any person employed by the Company or any of its subsidiaries, or (ii) call on, solicit, or take away any person or entity who was a customer of the Company or any of its subsidiaries or affiliates during Executive's employment with the Company, in either case for a business that is competitive with the business of the Company . (e) It is expressly agreed by Executive that the nature and scope of each of the provisions set forth above are reasonable and necessary . If, for any reason, any aspect of the above provisions as it applies to Executive is determined by a court of competent jurisdiction to be unreasonable or unenforceable under applicable law, the provisions shall be modified to the extent required to make the provisions

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enforceable . Executive acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief . 10. COMPANY PROPERTY. (a) Any patents, inventions, discoveries, applications, processes, models or financial statements designed, devised, planned, applied, created, discovered or invented by Executive during the Employment Term, regardless of when reduced to writing or practice, which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business as described above shall be the sole and absolute property of the Company, and Executive shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof . Unless such patents, inventions, discoveries, applications, processes, models or financial statements designed, devised, planned, applied, created, discovered or invented by Executive during the Employment Term are released to the Executive by the CEO . (b) All records, files, lists, including computer generated lists, drawings, documents, equipment and similar items relating to the Company's business which Executive shall prepare or receive from the Company shall remain the Company's sole and exclusive property . Upon termination of this Agreement, Executive shall promptly return to the Company all property of the Company in his possession . Executive further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company . Executive additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials . 11. EQUITABLE RELIEF . It is mutually understood and agreed that Executive's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law . Accordingly, in the event of any breach of this Agreement by Executive, including, but not limited to, the breach of any of the provisions of paragraphs 9 or 10 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover . 12. CONSENT TO JURISDICTION AND VENUE . The Executive hereby consents and agrees that federal and state courts located in the State of Nevada shall have personal jurisdiction and proper venue with respect to any dispute between the Executive and the Company . In any dispute with the Company, the Executive will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum . 13. NOTICE . Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be deemed conclusively to have been given : (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender ; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested ; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non - business day) . 14. INTERPRETATION ; HEADINGS . The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party . The paragraph headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement .

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15. SUCCESSORS AND ASSIGNS; ASSlGNMENT: Neither this Agreement, nor any of Executive's rights, powers, duties or obligations hereunder, may be assigned by Executive. This Agreement shall be binding upon and inure to the benefit of Executive and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof. 16. NO WAIVER BY ACTION . Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Executive's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent . The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Executive's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision . 17. COUNTERPARTS: GOVERNING LAW; AMENDMENTS; ENTIRE AGREEMENT; SURVIVAL OF TERMS . This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto . This Agreement and all other aspects of the Executive's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of Nevada (other than those that would defer to the substantive laws of another jurisdiction) . Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto . 18. ENTIRE AGREEMENT . The entire understanding and agreement between the Parties has been incmporated into this Agreement, and this Agreement supersedes all other agreements and understandings between Executive and the Company with respect to the relationship of Executive with the Company or its affiliates or subsidiaries . IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth above. ("EXECUTIVE") 4/1/2021 By: Nicholas Coriano utive Officer

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Schedule "A" Services The following list of services is to be provided by Executive pursuant to clause 3 of the Executive Employment Agreement between the parties. a. Organize the investment bankers and brokers dealers necessary for an Uplist to the NYSE or Nasdaq ($1 billion value, $30 share price minimum); b. PR Schedule & Development: Develop a monthly PR schedule and write all press releases for distribution; c. Social Media Content Development & Posting: Develop content for Company's Social Media feeds and schedule the postings of content weekly; d. Updated Business Plan Monthly; e. Updated Pitch Deck Monthly; f. A targeted/niche - specific Investor Database will be Developed and Maintained; g. Weekly emails to investor database; h. All Human Resources needed to form the Board of Directors, Independent Audit Committee, and Executive Team will be targeted and identified and recruited (initially following the HR hierarchy in email); i. Develop Employee Stock Compensation Plan; j. Target customer email list developed; k. Weekly emailing to the targeted customer email list; 1. Research and Selection of Retail Product to strategically market on e - Commerce platforms; m. Implementation of Ebay/Amazon/Alibaba/Ecommerce Strategy; Quarterly Investor Presentations/Zoom Calls for IR outreach (to meet requirements of uplist); n. o. Annual Report Development; p. Videos explaining DDDX pitch decks, processes, products and services (my vlog). Dominate keywords; q. SEO optimization of the DDDX website; r. Weekly pitches/calls to investors to raise our initial tranche of funding.

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